UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 20, 2026

Life Time Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40887	47-3481985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2902 Corporate Place
Chanhassen, Minnesota 55317
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 947-0000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	LTH	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 20, 2026, Andres Small, a Class I director, gave notice of his resignation from the Board of Directors of Life Time Group Holdings, Inc. (the “Company”) effective May 20, 2026.
On May 20, 2026, the Company’s Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, appointed Rachael Wagner to the Board of Directors effective May 20, 2026. The Board is presently divided into three classes with staggered three year terms. Ms. Wagner will serve as a Class III director with a term expiring at the Company’s annual meeting of stockholders to be held in 2027.
The Board determined that Ms. Wagner is an independent director under the New York Stock Exchange listing standards. Following Ms. Wagner’s appointment to the Board and Mr. Small’s resignation from the Board, the Board consists of 12 members, ten of whom are independent directors under the New York Stock Exchange listing standards. Ms. Wagner will receive the Company’s standard non-employee director compensation as described under “Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on March 11, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Time Group Holdings, Inc.

Date: May 20, 2026	By:	/s/ Erik Weaver
Erik Weaver
Executive Vice President & Chief Financial Officer
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